Exhibit 23.2


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Seattle FilmWorks, Inc. 1999 Employee Stock Option Plan, of our report dated November 5, 1999, with respect to the consolidated financial statements and schedule of Seattle FilmWorks, Inc. included in its Annual Report (Form 10-K) for the year ended September 25, 1999, filed with the Securities and Exchange Commission.



                                                            ERNST & YOUNG LLP

Seattle, Washington
January 21, 2000